UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

Graco Inc.

(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 – 11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2015, Graco Inc. (the “Company”) announced that Christian E. Rothe has been appointed as the Company’s new Chief Financial Officer and Treasurer effective September 1, 2015. Mr. Rothe succeeds James A. Graner, who will retire from his role as Chief Financial Officer effective August 31, 2015.

Mr. Rothe, 41, has served as Vice President and Treasurer for the Company since June 2011. Prior to joining the Company, Mr. Rothe held various positions in business development, accounting and finance, including, most recently, at Gardner Denver, Inc., a manufacturer of highly engineered products, as Vice President, Treasurer from January 2011 to June 2011, Vice President - Finance, Industrial Products Group from October 2008 to January 2011, and Director, Strategic Planning and Development from October 2006 to October 2008.

Effective September 1, 2015, Mr. Rothe’s annual base salary will be increased to $350,000. For the portion of the annual performance period under the Company’s Incentive Bonus Plan beginning September 1, 2015 and ending December 25, 2015, Mr. Rothe’s target payout will be increased to 70% of his base salary and his maximum payout will be increased to 105% of his base salary.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 29, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date: June 29, 2015	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
Its: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99.1	Press Release dated June 29, 2015.	Filed Electronically